UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2015

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2015, Wells Fargo & Company (the “Company”) filed with the Delaware Secretary of State (1) a Certificate Eliminating the Certificate of Designations with respect to the Company’s 2005 ESOP Cumulative Convertible Preferred Stock and (2) a Certificate Eliminating the Certificate of Designations with respect to the Company’s Class A Preferred Stock, Series G, which, effective upon filing, eliminated from the Company’s Restated Certificate of Incorporation all matters set forth in the Certificate of Designations for the 2005 ESOP Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on March 15, 2005 and the Certificate of Designations for the Class A Preferred Stock, Series G, filed with the Delaware Secretary of State on December 30, 2008.

The Certificate Eliminating the Certificate of Designations with respect to the Company’s 2005 ESOP Cumulative Convertible Preferred Stock and the Certificate Eliminating the Certificate of Designations with respect to the Company’s Class A Preferred Stock, Series G, are filed herewith as Exhibits 3(a) and 3(b), respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

3(a)	Certificate Eliminating the Certificate of Designations with respect to the Company’s 2004 ESOP Cumulative Convertible Preferred Stock, filed herewith

3(b)	Certificate Eliminating the Certificate of Designations with respect to the Company’s Class A Preferred Stock, Series G, filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 3, 2015	WELLS FARGO & COMPANY

	By:	/s/ Anthony R. Augliera
Anthony R. Augliera
Senior Vice President and Secretary